Exhibit 10.1
                                 LEASE AGREEMENT


THIS LEASE entered into this 1st day of June, 2002 between 6681, LTD., (hereinafter called the "Lessor"), and Automated Imaging Systems LLC, a Florida Corporation, (hereinafter referred to as "Lessee").

                                   WITNESSETH:
                                   -----------

         The Lessor does by these presents lease and let unto the Lessee the real property located in Broward County and legally described as follows:

                             6689 N.W. 16th Terrace
                            Fort Lauderdale, Florida

                   Square footage of bay area is 5,000 S.F.+/-

         TO HAVE AND TO HOLD the said leased property, including access parking rights, for use as a facility for a warehouse storage use for a lease term of three (1) year, commencing on June 1st, 2002, and ending on May 31st, 2005.

         In consideration of the premises, it is mutually covenanted and agreed by and between Lessor and Lessee as follows:

         1. RENT CONSIDERATION: The Lessee shall pay Lessor as rent for the demised premises and appurtenances rights the monthly sum of $2,916.67 plus sales tax (presently 6%) in the amount of $175.00 per month, for a total monthly rent of $3,091.67 for the first year. Commencing July 2002 (the first month rent is considered included as part in the whole lease term), and each year thereafter, the rent shall be adjusted in accordance with Paragraph 4 below. Rent is due on the first day of each month without demand. The following amounts shall be paid at execution of this Lease:

                                                                              Total
                                                               Sales Tax    Received
                                                              ----------   ----------
First Month's Rent (July 2002)                   $ 2,916.67   $   175.00   $ 3,091.67

Security Deposit                                 $ 3,000.00          N/A   $ 3,000.00
                                                                           ----------

Total Received - Due upon execution of lease                               $ 6,091.67


         2.    PAYMENT OF RENT: If Lessee shall fail to pay any rent within ten
(10) days of its due date, then Lessee shall also pay to Lessor a daily late charge of one cent ($.01) per dollar of rent then overdue to cover administrative expenses involved in handling delinquent payments. All payments made by Lessee under this Lease shall be applied in the following order: (i) late charges; (ii) additional rent as such term is defined herein; and (iii) base rent. Lessee understands that this paragraph does not imply a grace period and that rent is due on the first day of each and every month. Any payment of rent after such time shall create a default as defined in Paragraph 23.

         3.    OPTION TO RENEW: N/A
               ---------------

         4.    RENT INCREASES: Base rent shall be increased each year by 3%.
               --------------

         5. USE PROHIBITED: Lessee shall use the premises solely for the purpose of offices, storage, printing and distribution of plastic cards. Lessee shall not use any portion of the premises for purposes other than that specified hereinabove. All work shall be done within the premises, and no outside storaqe is permitted.

         6. ACCEPTANCE OF PREMISES: Lessee acknowledges that Lessor has not made any representations or warranties with respect to the condition of the premises, and neither Lessor or any assignee of Lessor shall be liable for any latent or patent defect therein. Lessor hereby assigns to Lessee all warranties made by others to Lessor with respect to improvements on the premises and any other rights it may have against contractors, suppliers, or others with respect to negligence or faulty performance in connection with the construction or repair of such improvements. The taking of possession of the premises by Lessee shall be evidence that the premises were in satisfactory condition at the time such possession was taken.

         7. LESSEE'S INITIAL REPAIR'S/IMPROVEMENTS: Property to be leased "as-is" condition. When lessee vacates such property, it shall be turned over in a clean and working order.

         8. GROSS LEASE DEFINED: The expenses attributable to each party are as follows:


               (a) Real Property Taxes: The base year shall be 2002 and shall be paid by Lessor. Any increase subsequent to base year shall be the responsibility of Lessee on a pro rata basis (20%) and shall be reimbursed by Lessee to Lessor immediately upon invoicing by Lessor for such increase.

               (b) Fire and Extended Coverage Insurance: The base year shall be 2002 and shall be paid by Lessor. Any increase subsequent to base year shall be the responsibility of Lessee on a pro rata basis (20 %) and shall be reimbursed by Lessee to Lessor immediately upon invoicing by Lessor for such increase. Lessee covenants that it will do and/or will permit to be done no act which will increase fire hazard or rate of fire insurance on demised premises, or any property thereon; that it will obey all state and municipal laws and regulations relating to fire hazards, fire protections, and sanitation, and that it will commit no nuisance on the said premises. In the event Lessee's sole use of the demised premises causes an increase in the insurance premium, then Lessee shall be responsible for said increase, and such increase shall be paid to Lessor immediately upon invoicing.

               (c) Maintenance - Exterior: Exterior maintenance shall be paid by Lessor and shall include lawn, parking area, roof and entire exterior of building. (For doors, see Paragraph (d) below). Lessee agrees, however, to instruct employees to assist in "policing" the immediate area around the leased premises, and both Lessee and its employees are prohibited from indiscriminate littering which shall be a violation of this lease.

               (d) Maintenance - Interior: Interior maintenance shall be paid by Lessee and shall include all electrical, plumbing, painting, carpet cleaning, pest control, air conditioning service & repairs and maintenance of all doors in leased bay.

         9.    UTILITIES AND TRASH HAULING:
               ---------------------------

               (a) Trash Pickup: Lessee shall be responsible for its own trash receptacle and removal service.

               (b) Water: Lessee shall be responsible for all water and sewer charges for their pro rata portion. No vehicle washing permitted.

               (c) Electric: Lessee shall pay All electrical services on a separate meter, including FPL hook-up.

               (d)    Any Other Utilities: All other utilities shall be paid
Lessee.

         10. ELECTRICAL AND TELEPHONE SYSTEMS: Lessee's use of electrical energy in the premises shall not, at anytime, exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the premises. In order to insure that such capacity is not exceeded and to avert possible adverse effects upon the building's electrical service, Lessee shall not, without Lessor's prior written consent in each instance, such consent not to be unreasonably withheld, connect appliances or equipment to the building, electric distribution system, telephone system, or make any alteration or addition to the electric system of the premises existing on the commencement date. Lessee's electrical usage under this lease contemplates only the use of normal and customary business equipment. In the event Lessee installs any equipment which uses substantial additional amounts of electricity, then Lessee agrees that Lessor's consent is required before the installation of such additional equipment. Lessee shall be solely liable for electrical and telephone expenses relating to the premises, including changes or alterations, if required.

         11. PERSONAL PROPERTY TAXES: Lessee shall pay Personal property taxes (on inventory, furniture, fixtures and equipment, and so forth).

         12. SIGNS: Lessee shall have the right to install or cause to be installed signs advertising its own business on the outside of the building in areas wherein Lessee is situated. All signs are to be removed or painted over at the end of the term or at the time it vacates the premises. Signs are at Lessee's expense, and Lessee must comply with all government authorities having jurisdiction. Lessee shall submit a sketch to Lessor for approval before any signage is installed.

         13.   INSURANCE:
               ---------

                      Liabilility: During the lease term, Lessee shall maintain in force a policy of insurance insuring Lessor (additional-insured) and Lessee against its liability for accidents on the leased premises with limits coverage of not less than $1,000,000 coverage per occurrence for bodily injury and property damage. Certificate of Insurance shall be furnished to Lessor reflecting said coverage. Such certificate shall provide for a thirty (30) day written notice to Lessor in the event of cancellation or material change in coverage.

         14. INDEMNIFICATION BY LESSEE: Lessee shall indemnify and hold Lessor and all superior lessors and superior mortgagees and his and their respective partners, directors, officers, agents, employees and beneficiaries (hereinafter collectively referred to as the "Lessor") harmless from and against any and all claims from or in connection with:

               (a) The conduct or management of the premises or any business therein, or any work or thing whatsoever done, or any condition created (other than by Lessor) in or about the premises during the term of this lease or during the period of time, if any, prior to the commencement date that Lessee may have given access to the premises;

               (b) Any act, omission or negligence of Lessee or any of its subtenants or licensees or its or their partners, directors, offices, agents, employees, or contractors;

               (c) Any accident, injury or damage whatsoever (unless caused solely by Lessor's negligence) occurring in, at, or upon the premises;

               (d) Any breach or default by Lessee in the full and prompt payment and performance of Lessee's obligation under this Lease, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Lessor and/or superior lessor or superior mortgagee and/or its or their partners, director, officers, agents and/or employees by reason of any such claim, Lessee, upon notice from Lessor or such superior lessor or superior mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Lessor or such superior lessor or superior mortgagee).

         15. NON-LIABILITY OF LESSOR: Neither Lessor nor any beneficiary, agent, servant, or employee of Lessor, nor any superior lessor nor any superior mortgagee shall be liable to Lessee for any loss, injury or damage to Lessee or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Lessor, his agents, servants or employees in the operation or maintenance of the premises or the building, subject to the doctrine of comparative negligence in the event of contributory negligence on the part of Lessee or any of its subtenants or licensees or its or their employees, agents, or contractors.

Lessee recognizes that any superior mortgagee shall not be liable to Lessee for injury, damage or loss caused by or resulting from the negligence of Lessor. Further, neither Lessor, any superior lessor or superior mortgagee, nor any partner, director, officer, agent, servant, or employee of Lessor shall be liable:

               (a) For any such damage caused by other lessees or persons in, upon or about the building, or caused by operations in construction of any private, public, or quasi-public work;

               (b) For consequential damages arising out of any loss of use of the premises or any equipment or facilities therein by Lessee or any person claiming through or under Lessee, unless proven negligent in performing their duties through actions or inactions.

         16. TRADE FIXTURES AND EQUIPMENT OF LESSEE: All trade fixtures and equipment which are installed or placed on the leased premises by or at the expense of Lessee shall remain the property of the Lessee, and Lessee shall have the right to remove same at any time when it is not in default in any way of its agreements herein contained, except at the end of the lease term, any improvements to the structure itself shall become the property of the Lessor.

         17. BUILDING ADDITIONS AND RENOVATIONS: Lessee shall not renovate or alter the building structure in any manner without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

         18. ROOF AND STRUCTURE: Lessee shall not attach any devices to the roof members, roof deck, or any portion of the building.

         19. ASSIGNMENT AND SUBLETTING: Lessee may assign this lease or sublet the premises, with the prior approval of the Lessor (said approval not to be unreasonably withheld), but no such assignment or subletting shall relieve the Lessee herein named of any of its obligations under this lease, and all assignees or subtenants shall be bound by the terms and provisions of this Lease. The sale of all or a controlling interest of stock of Lessee shall be deemed to be an assignment or sublease for the purposes of this paragraph.

         20. SUBORDINATION OF LEASEHOLD: Lessee agrees, upon request by Lessor, to subordinate its leasehold interest to the lien of any bona fide mortgage that may be procured by Lessor on the leased premises, provided that the mortgagee of such mortgage shall permit Lessee to remain in possession of the leased premises as long as Lessee complied with and performs all of its covenants and undertakings under this Lease.

         21. DAMAGE BY FIRE OR OTHER CASUALTY: If the leased premises are damaged by fire or other casualty, the Lessee shall give immediate notice to Lessor of such damage. If the damage shall amount to less than fifty (50%) percent loss and damage to the leased building, the Lessor shall immediately repair the damage and rebuild the building to substantially the same condition as it was prior to the damage, completing same with all reasonable speed and in all events within one hundred twenty (120) days from the date of the damage. If the loss or damage to the leased building shall amount to fifty (50%) percent or more, the Lessor shall have the option, such option to be exercised within fifteen (15) days after the date of the damage, to either terminate this Lease or repair the damage and rebuild the building, and if the latter option is exercised, the Lessor agrees to repair the damage and rebuild the building to substantially the same condition it was in prior to the damage, completing same with all reasonable speed, and in all events within one hundred eighty (180) days from the date of the damage. In the event of any such damage, the rent payable under this Lease shall abate in proportion to the impairment of the use that can reasonable be made of the leased premises until the property can be rebuilt and repaired, and if the Lease is terminated as herein provided, rent shall cease as of the date of the damage.

         22. EMINENT DOMAIN: During the term of this Lease, In the event any portion of the leased building is taken by eminent domain, or in the event more than twenty (20%) percent of the area of the land on which access and parking rights are hereby granted is taken by eminent domain, or in the event by reason of taking by eminent domain the Lessee's operation of its business or its access thereto shall be materially impaired, Lessee shall have the right and option to terminate this Lease as of the date of taking by eminent domain. Whether or not Lessee shall exercise such right and option, it shall have and retain its right to compensation for business loss from the condemning authority in the event of taking by eminent domain.

         23. DEFAULT IN RENT PAYMENT: This Lease shall be in default if Lessee shall:

               (a) Fail to pay any installment of base or additional rents or other amount (not in dispute) when due and payable, whether or not such payment shall have been demanded:

               (b) Fail to perform or comply with any of the other conditions or agreements expressed or implied herein and fail to remedy such lack of compliance within ten (10) days after notice from Lessor of such default;

               (c)    Abandon, vacate, or not occupy the premises for fourteen
(14) consecutive days;

               (d) Liquidate or cease to exist, admit insolvency, seek relief under any law for the relief of debtors, make an assignment for the benefit of creditors or be the subject of a voluntary or involuntary petition in bankruptcy or receivership, or in the event of any like occurrence which, in the sole judgment of the Lessor, evidences the serious financial insecurity of the

Lessee, or if the estate hereby created shall be levied upon or taken by execution or process of law, then and in any of such cases, regardless of any waiver or consent to any earlier event of default, Lessor, at its option, may exercise any and all remedies available to Lessor under law, all of such rights and remedies to be cumulative and not exclusive, including, without limitation, the following:

               (1)    a.     Lessor may terminate this lease on five (5) days'
written notice to Lessee, and this lease shall terminate on the date specified therein, and Lessee shall quit and surrender the premises by said date and remain liable as set forth below;


                      b. Lessor may enter upon the premises forthwith or at any subsequent time without notice or demand (which notice or demand is hereby expressly waived by Lessee) and thereby terminate the estate hereby created, and expel Lessee and those claiming under it and remove their effects without being guilty of any manner of trespass, and Lessee shall remain liable as set forth below. Lessee further agrees that if Lessor shall cause Lessee's goods or effects to be removed from the premises pursuant to the terms hereof or of any court order, Lessor shall not be liable or responsible for any loss or damage to Lessee's goods or effects, and the Lessor's act of so removing such goods or effects shall be the act of and for the account of Lessee.

                      c. In the event of termination under Paragraphs (1)a. or (1)b. above, Lessee shall pay to Lessor as current liquidated damages (i) the base rent and additional rents and other amounts payable hereunder up to the time of termination, and (ii) thereafter until the expiration of the then current term hereof, whether or not the premises shall be relet and as and when due in accordance with the provisions hereof, the base or additional rents and other sums payable hereunder if this lease had remained in effect, less the net proceeds to the Lessor of any reletting, including, without limitation, all costs, fees and expenses of repossession, brokers, adverting, attorneys, courts, repairing, cleaning, repainting, and remodeling the premises for reletting.

                      d.     At any time after termination under Paragraphs
(1)a. or (1)b. above, whether or not Lessor shall have collected any amounts under Paragraph (1)c. above, Lessor shall be entitled, at Lessor's option, to obtain from Lessee, who shall pay to Lessor on demand as liquidated damages, and in lieu of amounts payable under Paragraph (1)c. above beyond the date of Lessor's receipt of such liquidated final damages, either (i) an amount equal to the present value to the Lessor of the lease as of the time of such demand, or
(ii) the amount, if any, which the aggregate base or additional rents and other amounts which would be payable to Lessor if this lease remained in effect for the balance of the then current term exceeds, as of the date of the demand (i) the aggregate rent reserved for the period ending on the same date as the end of the then current rent of this lease on any reletting of the premises by the Lessor, or (ii) if no reletting has occurred by the time of demand hereunder, the lowest aggregate rent reserved for such period for a like amount of space in the building.

                      e. Without waiving its rights to terminate at any time under Paragraphs (1)a. and (1)b. above, Lessor may continue this lease in effect for the remainder of the then current term or any extension, and Lessee shall remain liable and obligated under all of the covenants and conditions hereof during said period and shall pay as and when due the base and additional rents and other amounts payable hereunder as if the Lessee had not defaulted hereunder. In such event, Lessor may relet the premises for the account of Lessee crediting the rent received on such reletting to amounts owing by the Lessee hereunder. The Lessee hereby constitutes the Lessor its attorney-in-fact to take any and all actions necessary or incidental to such reletting. Such continuance of this lease shall not constitute any waiver or consent by Lessor of or to said default or any subsequent default.

               (2) In addition to the foregoing remedies and regardless of which remedies the Lessor pursues, Lessee covenants that it will indemnify Lessor from and against any loss and damage directly or indirectly sustained by reason of any termination resulting from any event of default as provided above. Lessor's damages hereunder shall include, but shall not be limited to, any loss of rent prior to or after reletting the premises, broker's commissions, advertising costs, reasonable costs of repairing, cleaning, repainting and remodeling the premises for reletting, moving and storage charges incurred by Lessor in moving Lessee's property and effects, and legal costs and reasonable attorney's fees incurred by Lessor in any proceedings resulting from the Lessee's default, collecting any damages hereunder, obtaining possession of the premises by summary process or otherwise, or reletting the premises.

               (3) In the event that any court or governmental authority shall limit any amount that the Lessor may be entitled to recover under this Paragraph, Lessor shall be entitled to recover the maximum amount permitted under law. Nothing in the Paragraph shall be deemed to limit Lessor's recovery from Lessee of the maximum amount permitted under law or of any other sums or damages which Lessor may be entitled to so recover in addition to the damages set forth herein.

               (4) Nothing in this Paragraph shall be deemed to require the Lessor to relet the premises or to take any other action with regard to the premises, and the Lessor shall not be liable for any failure to relet, collect rent, or take any other action with regard to the premises after termination under Paragraphs 1. or 2. above. Lessee hereby waives any right of redemption which it may at any time have by reason of Lessee's default or eviction hereunder.

               (5) The parties hereto expressly agree that this lease and the estate created hereby shall not continue or inure to the benefit of any assignee, receiver or trustee in bankruptcy, except at the option of Lessor.

         24. ACCESS FOR INSPECTION AND SHOWING: Upon reasonable notice to Lessee and during normal business hours, Lessor and its agents shall have the right to enter and/or pass through the premises at any time or times to examine the premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers, mortgagees or lessors of the building. During the period of three (3) months prior to the expiration date of this lease, Lessor and its agents may exhibit the premises to prospective lessees.

         25. BREACH OF LEASE: If the Lessee shall fail to perform, or shall breach any agreement of this lease (other than the agreement of the Lessee to pay rent) for thirty (30) days after having been given a written notice specifying the performance required, the Lessor may institute action in a court of competent jurisdiction to terminate this lease or to compel performance of the agreement. The losing party shall pay the prevailing party in that litigation for all expenses of such litigation, including a reasonable attorney's fee.

         26. NOTICES: All rent payments and notices required to Lessor under this Lease shall be paid and given at or mailed to:

                                    6681 Ltd.
                           6351 N.W. 28th Way, Suite A
                            Fort Lauderdale, FL 33309

or to such other person or firm or at such other place as Lessor shall from time to time specify in writing to Lessee. All notices given under this Lease to Lessee shall be given to or mailed to address of leased premises. Any such notice properly mailed by United States mail, postage and fee prepaid, and certified-return receipt requested, shall be deemed delivered when receipted for.

         27. DELIVERING PREMISES: Lessee shall deliver the demised premises at the end of the lease term or extended term, if extended, in the same condition as at the time of commencement of the lease term, except for ordinary wear and tear.

         28. QUIET ENJOYMENT: Lessor covenants that if Lessee shall pay the rentals on time and perform its agreements hereunder, Lessor shall and will protect and defend against any interference with the Lessee's use and quiet enjoyment of the leased property during the term of this Lease.

         29. RADON DISCLOSURE: Radon gas is naturally occurring radioactive gas that when accumulated in a building in Sufficient quantities may present health risks to people exposed to it for a long time. Radon gas which exceeds the federal and state guidelines has been found in buildings in Florida. Additional information about Radon gas testing may be obtained from your public health unit. Buyers and Tenants are advised that they have the right to use, at their expense, a professional engineer, home inspection specialist or other expert of their choice to inspect the property and provide an analysis of the property as a condition of a offer to lease or buy.

         30. REALTOR AND REALTOR FEES: No Realtor is involved in this transaction. No obligation for fee exists on the part of Lessee.

         31. RECORDING: This contract is not to be recorded, unless mutually agreed, in writing, by both parties hereto.

         32. PARKING AND DRIVEWAYS: Parking shall not be designated; however, spaces are generally acknowledged to be available to Lessee in the adjacent area to the leased building premises, however no more than 7 spaces have been included in this lease. Lessee shall not barricade the driveways or parking areas in any manner and shall cooperate with other tenants in the total complex. In the event of a dispute, Lessor reserves the right to designate parking spaces.

         33. OBSTRUCTION: Lessee shall neither obstruct the sidewalks or parking lots in front of the building or the premises or the area around the building or premises in any manner whatsoever.

         34. SECURITY DEPOSIT: Lessee has deposited with Lessor the security deposit in the amount set forth in Paragraph 1 herein for the performance of each and every covenant and agreement to be performed by Lessee under this lease. Lessor shall have the right, but not the obligation, to apply the security deposit in whole or in part as payment of such amounts as are reasonably necessary to remedy Lessee's defaults in the payment of rent or in the performance of the covenants or agreements contained herein. Lessee's liability is not limited to the amount of the security deposit. In the event that Lessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the said security shall be returned to Lessee within 15 days from the date fixed as the end of the lease and after delivery to Lessor of entire possession of the demised premises.

         35. GENERAL: In referring to Lessee or Lessor, the singular shall include the plural, and the use of the masculine gender shall include all genders. The covenants and agreements herein contained shall be binding upon and endure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall constitute a Florida contract and be construed according to the laws of that state.

         36. DOING BUSINESS IN STATE OF FLORIDA: Lessee agrees to file the necessary papers, if required, with the Secretary of State authorizing Lessee to do business in Florida and shall accept "service" legally in Florida, if "service" is required in the future.

         37. HAZARDOUS WASTE: Lessee shall comply strictly and in all respects with the requirements of the hazardous waste related regulations and with all similar laws and regulations and shall notify Lessor immediately in the event of any discharge or discovery of any hazardous substances at, upon, under, or within the leased property. Lessee shall promptly forward to Lessor copies of all orders, notices, permits, applications, or other communications and reports in connection with any discharge or the presence of any hazardous substances or any other matters relating to the hazardous waste laws or any similar laws or regulations as they may affect the leased property.

         No other agreement, written or verbal, exists unless attached and made a part hereof.

         IN WITNESS WHEREOF, the parties have executed this instrument under seal the day, month and year hereinafter shown.


WITNESS:                                 LESSOR: 6681 Ltd.


                                         By: /s/ DAVID H. FEE
------------------------------------         -----------------------------------
                                             David H. Fee



                                         LESSEE: Automated Imaging Systems, LLC

                                         By: /s/ PAUL CINNANTE
------------------------------------         -----------------------------------
                                             Paul Cinnante
                                             Title:  President

                                   6681, LTD.
                                       AND
                            AUTOMATED IMAGING SYSTEMS
                                    11/25/02

                                ADDENDUM TO LEASE
                                -----------------

Pursuant to all terms and conditions of the current lease dated June 15, 2002 between 6681, Ltd. (Owner) and Automated Imaging Systems (Tenant), the following space (+/-1,155 sf) will be added.

----------------------------------------------------------- -----------
First month's rent (Dec. '02)                               $    715.00
----------------------------------------------------------- -----------
Security Deposit                                               1,000.00
                                                            -----------
----------------------------------------------------------- -----------
Due upon final execution of this agreement                  $  1,715.00
----------------------------------------------------------- -----------


Additional conditions to this addendum:

1. All costs associated with all construction of new wall, door, electric, etc. provided by tenant. Permit and construction by tenant.

2. Any costs associated with the relocation of existing electrical and the relocation of 6691 storage racks.

3. Tenant shall pay for any costs associated with putting space back to it original condition (as of 11/20/02), including all construction costs.

4.    See attached revised floor plan dated 11/18/02.


6681, Ltd.                               Automated Imaging Systems


/s/ DAVID H. FEE                         /s/ MELISSA NICHOLS
------------------------------------     ---------------------------------------
David H. Fee                             Melissa Nichols
Manager                                  President